EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference from National CineMedia, Inc.’s Form 10-K/A for the year ended January 1, 2009 in this Registration Statement on Form S-3 of our report dated March 5, 2009 (except for the effects of a restatement and the retrospective adjustment for the change in the Company’s method of accounting for noncontrolling interest as discussed in Notes 2 and 15, as to which the date is November 5, 2009) (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the effects of a restatement and the retrospective adjustment for the change in the Company’s method of accounting for noncontrolling interest as discussed in Notes 2 and 15) related to the financial statements of National CineMedia, Inc. as of January 1, 2009 and December 27, 2007 and for the year ended January 1, 2009 and the period February 13, 2007 through December 27, 2007, and National CineMedia, LLC for the period December 29, 2006 through February 12, 2007, and for the year ended December 28, 2006; and our report dated March 5, 2009 (except for the effects of the material weakness described in the sixth paragraph of that report, as to which the date is November 5, 2009) (which report expresses an adverse opinion on internal control over financial reporting) on the effectiveness of National CineMedia, Inc.’s internal control over financial reporting as of January 1, 2009 ; and the incorporation by reference from National CineMedia, Inc.’s Form 10-K for the year ended January 1, 2009 of our report dated March 5, 2009 on the financial statements of National CineMedia, LLC for the period as of January 1, 2009 and December 27, 2007 and for the year ended January 1, 2009 and the period February 13, 2007 through December 27, 2007, for the period December 29, 2006 through February 12, 2007, and for the year ended December 28, 2006 , appearing in National CineMedia, Inc.’s Annual Report on Form 10-K/A, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

November 5, 2009